SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

NATIONWIDE MUTUAL FUNDS
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

N/A
(NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

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Salesforce Template #3 for Proxy

Important Update Regarding Nationwide Funds’ Mutual Fund Reorganization:

Since the beginning of April, we have been contacting certain Nationwide Funds shareholders to request their vote for the reorganization proposal of 26 Nationwide mutual funds into corresponding Aberdeen Funds. On May 5, 2008, a special meeting of shareholders of 16 of the 26 funds was held to consider the proposal. We are very pleased to announce that all of the 16 funds approved the reorganization at the meeting. Please click here to see a list of the funds.

The shareholder meeting for the remaining 10 funds has been adjourned until June 6, 2008 due to insufficient shareholder votes. Please click here to see the list of the funds. In order for a meeting to occur to vote on the proposal, more than 50% of the outstanding shares of each Fund must cast their votes. Your clients’ votes contribute to this process and every vote counts.

Shareholders of the remaining 10 funds who have not cast their vote will receive new proxy cards. In addition, solicitation efforts are going to increase, including telephone calls from the designated proxy solicitor. By informing your clients about the shareholder vote on the reorganization and encouraging them to vote as quickly as possible, you can provide them with the proactive service they rely on and help to eliminate further solicitation efforts.

How can I help my clients?

Ensure that your clients DO NOT discard their proxy cards included in their mailing and encourage them to vote immediately. The proxy card lists their personal control number, which is required to record their vote.

How can my clients vote? There are three ways to vote:

1.	By Internet - Visit the website listed on proxy card.

2.	By Phone - Call the toll-free number listed on the proxy card.

3.	By Mail - Sign/date the proxy card and return in the postage-paid envelope.

What if my client misplaces his/her proxy card?

Typically, you can request a new proxy card for your client by contacting your firm’s proxy department. Alternatively, your client can call 1-866-745-0266 to request a new card.

Can I vote on behalf of my client?

Yes, if your client has authorized you to vote on their behalf. To vote, you should contact your firm’s proxy department and provide them with the following information. This process will vary by firm.

  Account Name/Title
  Account #
  CUSIP & # of shares
  Instructions on how the vote is to be cast (For, Against, Abstain)

What should I know about the reorganization proposal?

In November 2007, the Nationwide Mutual Funds’ Board of Trustees determined that the reorganization is in the best interest of shareholders and approved the proposal. The Board therefore recommends that your clients vote FOR the proposal.

If the reorganization is approved by shareholders, your client will become a shareholder of Aberdeen Funds. Aberdeen will serve as the investment adviser and the funds (except for the Nationwide Tax-Free Income Fund) will be managed by the same portfolio managers who currently manage their Nationwide Fund.

Where can I get more information about the proposed fund reorganization?

You can go to aberdeeninvestments.com or nationwidefunds.com to download a copy of the combined prospectus/proxy. You can also call the National Sales Desk at 800-485-2294.

How can I learn more about Aberdeen Asset Management?

Aberdeen is a wholly-owned subsidiary of Aberdeen Asset Management plc and is headquartered in metropolitan Philadelphia. Click here ( www.aberdeeninvestments.com) for additional information on Aberdeen.

Aberdeen Asset Management plc, the UK London stock exchange-listed global asset manager, is one of the world’s largest independent investment firms. With a worldwide staff of more than 1,500 employees located in 24 offices across 19 countries, Aberdeen Asset Management plc manages more than $213 billion for institutions, financial intermediaries and private individuals as of March 31, 2008.

Aberdeen Asset Management Inc. is not affiliated with Nationwide Fund Advisors, the investment adviser to Nationwide Mutual Funds.

If you have any additional questions, please contact our National Sales Desk at 800-485-2294.

Dear Valued Shareholder,

We are writing to notify you that the Special Meeting of Shareholders of Nationwide Mutual Funds originally scheduled for May 5, 2008, was adjourned. While most of the funds successfully achieved the required number of votes, a few funds need additional solicitation time. If you have not already done so, please vote your fund proxy as soon as possible.

The meeting has been rescheduled for Friday, June 6, 2008, at 11 a.m. at our offices located at 1200 River Road, Suite 1000, Conshohocken, Pennsylvania.

We appreciate your assistance in casting your vote regarding the Fund reorganization with Aberdeen Funds. If you should have any questions, please feel free to contact us at 800-848-0920.

Stephen T. (Tim) Grugeon President Nationwide Mutual Funds

May 6, 2008

Dear Valued Shareholder:

The Special Meeting of Shareholders of Nationwide Mutual Funds was held on May 5, 2008 but was adjourned until June 6, 2008, at 11:00 a.m. for 10 Funds that did not receive sufficient voting. The June meeting will take place at the same location, 1200 River Road, Suite 1000, Conshohocken, Pa.

We are asking you to vote on the proposal to approve the reorganization of the remaining 10 Nationwide Funds into corresponding Aberdeen Funds. In order to consider the proposal, a minimum of 50% of the outstanding shares of each Fund must be voted. Therefore the meeting has been adjourned to provide shareholders who have not yet voted additional time to cast their proxy vote. Solicitation efforts will increase, including telephone calls from our designated proxy solicitor. By voting now, you will avoid further solicitation efforts.

As of February 29, 2008, the record date set by the Board of Trustees, you were a shareholder of 1 or more of the 10 funds and we have not yet received your proxy vote. If you have voted your proxy since this letter was mailed, we thank you for casting your vote.

Even if you have redeemed your shares since the record date, only you have the right to vote those shares and we still need your vote. Please understand that it is critical that we receive enough votes to complete the business of this Special Meeting without further delay.

Additional information can be found in the combined proxy statement/prospectus, which was previously mailed to you. If you need another copy of the combined proxy statement/prospectus or have any proxy-related questions, please call 1-866-745-0266 for assistance.

IN ORDER TO OBTAIN THE NECESSARY VOTES, WE NEED YOUR VOTE TODAY. However you choose to vote, your vote matters and will help us to obtain the required number of votes to complete the Special Meeting.

Please take a moment now to cast your vote using one of the options listed below:

1.	Vote by Mail. Please mark the enclosed proxy ballot(s), sign and date the ballot(s) and return in the postage-paid envelope provided.

2.	Vote by Telephone. You may cast your vote by calling our toll-free proxy hotline at 1-866-745-0266. Representatives are available to record your vote Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

3.	Vote by touch-tone phone. You may cast your vote using the automated telephone system by calling toll-free 1-866- 458-9850 and entering the control number found on the enclosed proxy ballot(s).

4.	Vote via the Internet. You may cast your vote using the Internet by logging onto www.proxyonline.com and entering the control number found on the enclosed proxy ballot(s).

Thank you in advance for your participation. YOUR VOTE IS IMPORTANT SO PLEASE VOTE YOUR SHARES TODAY!

Stephen T. (Tim) Grugeon President Nationwide Mutual Funds

Nationwide Funds distributed by Nationwide Fund Distributors LLC, Member FINRA.

1200 River Road, Suite 1000, Conshohocken, PA 19428.